UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2011

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

001-34960	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of Principal Executive Offices)		(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 15, 2011 the Board of Directors (the “Board”) of General Motors Company (the “Company”) amended the Company’s bylaws effective immediately to do the following:

•

Require any stockholder who gives notice that he intends to nominate a candidate for election as director (a “Proposed Nominee”) or bring up any other matter at a stockholders meeting to provide a representation as to whether he intends to deliver a proxy statement or otherwise solicit proxies in connection with his nomination or other matter (Section 1.11(g));

•

Require any Proposed Nominee to agree to comply with all laws, regulations (including stock exchange rules), and Company policies applicable to similarly situated directors of the Company, including but not limited to retirement age, limits on number of outside board memberships, codes of conduct, confidentiality, and stock ownership and trading policies, if elected (Section 1.11);

•

Revise the wording of Section 2.2, “Term; Election; Resignation; Vacancy”, for greater clarity, particularly the provisions regarding election of directors by majority vote and resignation of incumbent directors who are not reelected by a majority of voting shares; and

•	Clarify that the lead director is to be an Independent Director and to be elected by the Independent Directors (Section 2.6).

The description above of the amendments to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws as amended, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Bylaws of General Motors Company, as of March 15, 2011	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

Date: March 21, 2011	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of General Motors Company, as of March 15, 2011